Exhibit 99.1

Solaris Oilfield Infrastructure Announces Second Quarter 2021 Results

Second Quarter 2021 Highlights

●	Net loss of $1.9 million, or $(0.04) per diluted Class A share, for the quarter ended June 30, 2021; Adjusted pro forma net loss of $1.4 million, or $(0.03) per diluted share for the quarter ended June 30, 2021 (see below for a reconciliation of Adjusted pro forma net income to net income attributable to Solaris)

●	Adjusted EBITDA of $6.5 million for the quarter ended June 30, 2021

●	Net cash provided by operating activities of $1.3 million for the quarter ended June 30, 2021

●	Paid a regular quarterly dividend of $0.105 per share on June 25, 2021

HOUSTON, July 28, 2021 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the second quarter 2021.

Operational Update and Outlook

During the second quarter of 2021, an average of 53 mobile proppant management systems were fully utilized, which was up slightly from average first quarter 2021 levels and up over 25% from average fourth quarter 2020 levels.

“The Solaris team continues to execute well and help our customers drive efficiencies through our core products and services,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “While we continue to prioritize investments in new innovations, including our new integrated electric blender, we remain committed to doing so only when we can deliver compelling shareholder returns. We believe our debt-free balance sheet, strong liquidity and dividend allow us to sustain those commitments, and we look forward to sharing progress on additional opportunities through the remainder of 2021..”

Second Quarter 2021 Financial Review

Solaris reported net loss of $1.9 million, or $(0.04) per diluted Class A share, for second quarter 2021, compared to second quarter 2020 net loss of $9.5 million, or $(0.20) per diluted Class A share. Adjusted pro forma net loss for second quarter 2021 was $1.4 million, or $(0.03) per fully diluted share, compared to second quater 2020 adjusted pro forma net loss of $7.0 million, or $(0.16) per fully diluted share. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Revenues were $35.2 million for second quarter 2021, which were up 23% from first quarter 2021.

Adjusted EBITDA for second quarter 2021 was $6.5 million, compared to first quarter 2021 Adjusted EBITDA of $6.1 million. A description of Adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Capital Expenditures, Free Cash Flow and Liquidity

Capital expenditures in the second quarter 2021 were $5.1 million compared to capital expenditures of $2.6 million during first quarter 2021. Previous capital expenditure guidance for the full year 2021 of $10.0 to $15.0 million included approximately $5.0 million for investments in new technology, which are now expected to be between $5.0 and $10.0 million. As a result, the Company now expects capital expenditures for the full year 2021 to be between $15.0 and $20.0 million.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during second quarter 2021 was $(3.8) million.

As of June 30, 2021, the Company had approximately $46.3 million of cash on the balance sheet, which reflects about $1.00 per fully diluted share of available cash. The Company’s credit facility remains undrawn, and total liquidity, including availability under the credit facility, was $96.3 million as of the end of the second quarter 2021.

Shareholder Returns

On June 5, 2021, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on June 25, 2021 to holders of record as of June 15, 2021. A distribution of $0.105 per unit was also approved for holders of units in

Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 11 consecutive quarterly dividends. Cumulatively, the Company has returned approximately $83 million in cash to shareholders through dividends and share repurchases since December 2018.

Conference Call

The Company will host a conference call to discuss its second quarter 2021 results on Thursday, July 29, 2021 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10157781. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) provides mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant and chemical systems are deployed in many of the most active oil and natural gas basins in the United States. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the U.S. Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
Revenue
System rental	$14,323	$5,463	$13,648	$27,971	$31,522
System services	20,616	3,419	14,710	35,326	24,376
Transloading services	38	264	114	152	729
Inventory software services	202	192	197	399	542
Total revenue	35,179	9,339	28,669	63,848	57,169
Operating costs and expenses
Cost of system rental (excluding depreciation and amortization)	1,556	823	1,608	3,164	2,836
Cost of system services (excluding depreciation and amortization)	23,282	6,013	17,252	40,534	30,143
Cost of transloading services (excluding depreciation and amortization)	197	202	244	441	540
Cost of inventory software services (excluding depreciation and amortization)	100	122	102	202	267
Depreciation and amortization	6,752	6,671	6,693	13,445	13,785
Selling, general and administrative (excluding depreciation and amortization)	4,964	3,967	4,606	9,570	8,373
Impairment loss	—	—	—	—	47,828
Other operating expenses (1)	360	2,274	253	613	3,472
Total operating costs and expenses	37,211	20,072	30,758	67,969	107,244
Operating income (loss)	(2,032)	(10,733)	(2,089)	(4,121)	(50,075)
Interest income (expense), net	(55)	(35)	(49)	(104)	76
Total other income (expense)	(55)	(35)	(49)	(104)	76
Income (loss) before income tax expense	(2,087)	(10,768)	(2,138)	(4,225)	(49,999)
Provision (benefit) for income taxes	(217)	(1,272)	(213)	(430)	(7,350)
Net income (loss)	(1,870)	(9,496)	(1,925)	(3,795)	(42,649)
Less: net (income) loss related to non-controlling interests	659	3,956	756	1,415	18,026
Net income (loss) attributable to Solaris	$(1,211)	$(5,540)	$(1,169)	$(2,380)	$(24,623)

Earnings per share of Class A common stock - basic	$(0.04)	$(0.20)	$(0.04)	$(0.08)	$(0.85)
Earnings per share of Class A common stock - diluted	$(0.04)	$(0.20)	$(0.04)	$(0.08)	$(0.85)

Basic weighted average shares of Class A common stock outstanding	30,984	28,638	29,957	30,473	28,975
Diluted weighted average shares of Class A common stock outstanding	30,984	28,638	29,957	30,473	28,975

1)	Other operating expenses are primarily related to credit losses, loss on sale of assets and costs associated with workforce reductions.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$46,276	$60,366
Accounts receivable, net of allowances for credit lossesof $920 and $1,099, respectively	31,341	18,243
Prepaid expenses and other current assets	3,813	2,169
Inventories	1,939	954
Total current assets	83,369	81,732
Property, plant and equipment, net	241,048	245,884
Non-current inventories	2,882	3,318
Operating lease right-of-use assets	4,449	4,708
Goodwill	13,004	13,004
Intangible assets, net	2,593	2,982
Deferred tax assets	63,842	59,805
Other assets	381	463
Total assets	$411,568	$411,896
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,145	$6,863
Accrued liabilities	12,006	11,986
Current portion of payables related to Tax Receivable Agreement	606	606
Current portion of lease liabilities	693	647
Current portion of finance lease liabilities	30	30
Other current liabilities	813	75
Total current liabilities	28,293	20,207
Lease liabilities, net of current	6,981	7,419
Finance lease liabilities, net of current	85	100
Payables related to Tax Receivable Agreement	72,908	68,097
Other long-term liabilities	587	594
Total liabilities	108,854	96,417
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 30,984 shares issued and outstanding as of June 30, 2021 and 28,943 shares issued and outstanding as of December 31, 2020	310	290
Class B common stock, $0.00 par value, 180,000 shares authorized, 13,820 shares issued and outstanding as of June 30, 2021 and 15,685 issued and outstanding as of December 31, 2020	—	—
Additional paid-in capital	194,690	180,415
Retained earnings	11,137	20,549
Total stockholders' equity attributable to Solaris and members' equity	206,137	201,254
Non-controlling interest	96,577	114,225
Total stockholders' equity	302,714	315,479
Total liabilities and stockholders' equity	$411,568	$411,896

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,	Three Months Ended March 31,
	2021	2020	2021	2021
Cash flows from operating activities:
Net (loss) income	$(3,795)	$(42,649)	$(1,870)	$(1,925)
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	13,445	13,785	6,752	6,693
Impairment loss	—	47,828	—	—
Loss on disposal of asset	117	1,402	99	18
Stock-based compensation	2,552	2,656	1,353	1,199
Amortization of debt issuance costs	88	88	40	48
Allowance for credit losses	599	1,633	316	283
Deferred income tax expense	(607)	(7,369)	(305)	(302)
Other	(146)	(145)	(151)	5
Changes in assets and liabilities:
Accounts receivable	(13,697)	25,760	(10,237)	(3,460)
Prepaid expenses and other assets	(742)	(217)	(977)	235
Inventories	(1,085)	(533)	(463)	(622)
Accounts payable	7,239	147	2,184	5,055
Accrued liabilities	72	(8,063)	4,533	(4,461)
Net cash provided by operating activities	4,040	34,323	1,275	2,766
Cash flows from investing activities:
Investment in property, plant and equipment	(7,716)	(1,558)	(5,070)	(2,647)
Proceeds from disposal of assets	40	713	—	40
Cash received from insurance proceeds	6	—	6	—
Net cash used in investing activities	(7,670)	(845)	(5,064)	(2,607)
Cash flows from financing activities:
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(9,594)	(9,507)	(4,797)	(4,797)
Share repurchases	—	(26,717)	—	—
Payments under finance leases	(12)	(18)	(5)	(7)
Payments under insurance premium financing	(164)	—	(164)	—
Proceeds from stock option exercises	12	64	—	12
Payments for shares withheld for taxes from RSU vesting and cancelled	(702)	(96)	(29)	(673)
Payments related to purchase of treasury stock	—	(454)	—	—
Net cash used in financing activities	(10,460)	(36,728)	(4,995)	(5,465)
Net (decrease) increase in cash and cash equivalents	(14,090)	(3,250)	(8,784)	(5,306)
Cash and cash equivalents at beginning of period	60,366	66,882	55,060	60,366
Cash and cash equivalents at end of period	$46,276	$63,632	$46,276	$55,060
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$289	$316	$146	$143
Capitalized stock based compensation	151	135	78	73
Property and equipment additions incurred but not paid at period-end	612	6	612	604
Property, plant and equipment additions transferred from inventory	536	356	536	392
Financing:
Insurance premium financing	738	—	738	—
Cash paid for:
Interest	66	66	33	33
Income taxes	325	813	325	—

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020

Net income (loss)	$(1,870)	$(9,496)	$(1,925)	$(3,795)	$(42,649)
Depreciation and amortization	6,752	6,671	6,693	13,445	13,785
Interest (income) expense, net	55	35	49	104	(76)
Income taxes (1)	(217)	(1,272)	(213)	(430)	(7,350)
EBITDA	$4,720	$(4,062)	$4,604	$9,324	$(36,290)
Stock-based compensation expense (2)	1,353	1,326	1,199	2,552	2,656
Loss on disposal of assets	99	1,345	18	117	1,413
Impairment loss	—	—	—	—	47,828
Severance expense	—	211	—	—	542
Credit losses	316	740	283	599	1,451
Transaction costs (3)	10	—	14	24	—
Adjusted EBITDA	$6,498	$(440)	$6,118	$12,616	$17,600

1)	Federal and state income taxes.

2)	Represents stock-based compensation expense related to restricted stock awards.

3)	Costs related to the evaluation of acquisitions.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
Numerator:
Net income (loss) attributable to Solaris	$(1,211)	$(5,540)	$(1,169)	$(2,380)	$(24,623)
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	(659)	(3,956)	(756)	(1,415)	(18,026)
Loss on disposal of assets	99	1,345	18	117	1,413
Credit losses	316	740	283	599	1,451
Impairment loss	—	—	—	—	47,828
Severance expense	—	211	—	—	542
Transaction costs (2)	10	—	14	24	—
Income tax (benefit) expense	47	182	11	58	(7,920)
Adjusted pro forma net income (loss)	$(1,398)	$(7,018)	$(1,599)	$(2,997)	$665
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	30,984	28,638	29,957	30,473	28,975
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	14,701	16,616	15,494	15,095	16,615
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	45,685	45,254	45,451	45,568	45,590
Adjusted pro forma earnings per share - diluted	$(0.03)	$(0.16)	$(0.04)	$(0.07)	$0.01

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Costs related to the evaluation of acquisitions.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com